ANALYST PRESENTATION February 7, 2017 Paul B. Murphy, Jr. Chairman and CEO Second Quarter 2018 Financial Results July 23, 2018 Updated July 23, 2018, 9:30 AM (CDT) Exhibit 99.2

Disclaimers This communication contains forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. These forward-looking statements reflect our current views with respect to, among other things, future events and our results of operations, financial condition and financial performance. These statements are often, but not always, made through the use of words or phrases such as “may,” “should,” “could,” “predict,” “potential,” “believe,” “will likely result,” “expect,” “continue,” “will,” “anticipate,” “seek,” “estimate,” “intend,” “plan,” “projection,” “would” and “outlook,” or the negative version of those words or other comparable words of a future or forward-looking nature. These forward-looking statements are not historical facts, and are based on current expectations, estimates and projections about our industry, management’s beliefs and certain assumptions made by management, many of which, by their nature, are inherently uncertain and beyond our control. Accordingly, we caution you that any such forward-looking statements are not guarantees of future performance and are subject to risks, assumptions and uncertainties that are difficult to predict. Although we believe that the expectations reflected in these forward-looking statements are reasonable as of the date made, actual results may prove to be materially different from the results expressed or implied by the forward-looking statements.  Such factors include, without limitation, the “Risk Factors” referenced in our Registration Statement on Form S-3 filed with the Securities and Exchange Commission (SEC), other risks and uncertainties listed from time to time in our reports and documents filed with the SEC, including our Annual Reports on Form 10-K and Quarterly Reports on Form 10-Q, and the following factors: business and economic conditions generally and in the financial services industry, nationally and within our current and future geographic market areas; economic, market, operational, liquidity, credit and interest rate risks associated with our business; lack of seasoning in our loan portfolio; deteriorating asset quality and higher loan charge-offs; the laws and regulations applicable to our business; our ability to achieve organic loan and deposit growth and the composition of such growth; increased competition in the financial services industry, nationally, regionally or locally; our ability to maintain our historical earnings trends; our ability to raise additional capital to implement our business plan; material weaknesses in our internal control over financial reporting; systems failures or interruptions involving our information technology and telecommunications systems or third-party servicers; the composition of our management team and our ability to attract and retain key personnel; the fiscal position of the U.S. federal government and the soundness of other financial institutions; the composition of our loan portfolio, including the identify of our borrowers and the concentration of loans in energy-related industries and in our specialized industries; the portion of our loan portfolio that is comprised of participations and shared national credits; and the amount of nonperforming and classified assets we hold. Cadence can give no assurance that any goal or plan or expectation set forth in forward-looking statements can be achieved and readers are cautioned not to place undue reliance on such statements. The forward-looking statements are made as of the date of this communication, and Cadence does not intend, and assumes no obligation, to update any forward-looking statement to reflect events or circumstances after the date on which the statement is made or to reflect the occurrence of unanticipated events or circumstances, except as required by applicable law. Certain of the financial measures and ratios we present are supplemental measures that are not required by, or are not presented in accordance with, U.S. generally accepted accounting principles (GAAP). We refer to these financial measures and ratios as “non-GAAP financial measures.” We consider the use of select non-GAAP financial measures and ratios to be useful for financial and operational decision making and useful in evaluating period-to-period comparisons. These non-GAAP financial measures should not be considered a substitute for financial information presented in accordance with GAAP and you should not rely on non-GAAP financial measures alone as measures of our performance. More information regarding non-GAAP financial measures, including a reconciliation of non-GAAP financial measures to the comparable GAAP financial measures, is included in our earnings release and in the appendix to this presentation.

Earnings Net income of $48.0 million, a 24% increase linked quarter and 66% increase from prior year, driven by broad-based growth, positive credit trends, expense control and a lower tax rate Pre-tax, Pre-provision net earnings(1) of $57.6 million, up 6% from 1Q18 & up 17% from 2Q17 Earnings per share of $0.57, ROAA of 1.72%; ROATCE(1) of 18.58% Revenue Balance Sheet Efficiency Credit Quality Adj. operating revenue(1) of $117.0 million, up 11% from 2Q17 & up 1% from 1Q18, driven largely by spread income and strong balance sheet growth Net Interest Margin of 3.66%(2), up 2 bp from 1Q18 & up 20 bp from 2Q17 (excluding recovery accretion), reflecting the balance sheet asset sensitivity to rate increases and strong growth in loans and core deposits Total period end assets of $11.3 billion, up $1.5 billion or 15% from 2Q17 Loans of $9.0 billion, up $1.3 billion or 16% from 2Q17, reflecting solid organic trends Core Deposits(3) of $8.7 billion, increasing $1.5 billion or 21% from 2Q17; Total Deposits of $9.3 billion, up $1.4 billion or 18% from 2Q17 Adj. efficiency ratio of 50.7%(1), improved from 53.2% in the year ago quarter, reflecting steady revenue growth and continued focus on expense discipline Noninterest expenses to average assets of 2.23% compared to 2.27% in 1Q18 and 2.29% in 2Q17 Total nonperforming assets decreased by $16 million or down 22% vs. 1Q18 and total NPAs to total loans, Oreo and other NPAs decreased from 0.8% in 1Q18 to 0.6% in 2Q18 Net charge-offs of $2.2 million for the quarter or 10 bp of average loans, primarily due to two seasoned energy credits that have been in active resolution Loan provision of $1.3 million in 2Q18 and allowance for credit losses at 1.01% of total loans (1) Considered a non-GAAP financial measure. See “Non-GAAP Measures and Ratio Reconciliation” in the appendix. (2) Presented on a fully taxable equivalent (FTE) basis using a tax rate of 21.0% (3) Core deposits are defined as total deposits excluding brokered deposits Second Quarter 2018 Highlights

Financial Highlights $ in millions, except per share and unless otherwise indicated (1) Favorable (Unfavorable) comparison versus prior period. YoY represents 6/30/18 vs. 6/30/17. QoQ represents 6/30/18 vs. 3/31/18. (2) Considered a non-GAAP financial measure. See “Non-GAAP Measures and Ratio Reconciliation” in the appendix (3) Annualized for the three month periods

Adjusted 2Q18 Financial Measures (Non-GAAP) Non-routine noninterest income adjustments include $1.8 million net loss on securities sales and a $4.9 million gain on the sale of the assets of Cadence Insurance (all pre-tax) Non-routine noninterest expense adjustments include $1.2 million of secondary offering expenses, $0.8 million of State Bank acquisition-related costs and $1.1 million of expenses related to the sale of the assets of Cadence Insurance (all pre-tax) Non-routine income tax expense adjustment reflects the timing of legacy loans bad debt deductions (1) Considered a non-GAAP financial measure. See “Non-GAAP Measures and Ratio Reconciliation” in the appendix (2) Annualized for the three month periods $ in millions, except per share and unless otherwise indicated

Net Income Key Profitability Metrics Earnings Per Share Return on Tangible Equity (2) $ in millions, unless otherwise indicated Return on Assets (1) 4Q17 results are adjusted for one-time tax charge of $19.0 million or $0.22/share related to tax reform (2) Considered a non-GAAP financial measure. See “Non-GAAP Measures and Ratio Reconciliation” in the appendix

Historical Financial Performance 44% 62% 74% 17% 26% 74% 80% 84% 20% 16% 92% 8% 96% 4% (1) Considered a non-GAAP financial measure. See “Non-GAAP Measures and Ratio Reconciliation” in the appendix Net Interest Margin (%) 3.71% 3.52% 3.59% 3.64% 3.66%

Highlights Robust Loan Growth $ in millions, unless otherwise indicated Loan Growth Loans grew $1.3 billion or 16% to $9.0 billion from the year ago period. Cadence continues to be commercial-focused, reflecting 76% of total loans. Organic loan production and pipelines remain attractive with strong commercial customer activity. Energy loans were $994 million or 11% of total loans, with 57% of the total consisting of Midstream. (1) Period End Financials. (2) Figures do not equal 100% due to rounding. (3) Favorable (Unfavorable) comparison versus prior period. YoY represents 6/30/18 vs. 6/30/17. QoQ represents 6/30/18 vs. 3/31/18. 2Q18 Loan Breakdown and Historical Comparison

Solid Credit Quality $ in millions, unless otherwise indicated Nonperforming Assets(1) Highlights Net Charge Offs Total nonperforming assets decreased $16 million during 2Q18 to $57 million and an NPA%(1) of 0.6% at June 30, 2018. Overall asset quality improvement, increase in energy prices, active credit resolutions, and loan paydowns drove NPAs lower by $85 million or -60% from a year ago. 63% of all NPLs are energy, or $24.9 million in energy nonaccruals at 2Q18 from $93.0 million in 2Q17. Net charge-offs of $2.2 million in 2Q18 or 10 bps of average loans, on an annualized basis, compared to $0.4 million or 2 bps in 1Q18 and $1.8 million or 9 bps in 2Q17. Bank’s provision in 2Q18 was $1.3 million, driven primarily by loan growth. The allowance for credit losses was $90.6 million or 1.0% of total loans at 2Q18, reflecting stable credit quality trends and the reduction in energy NPLs. (1) NPA% represents total nonperforming assets (NPAs) to total loans and OREO and other NPAs

Highlights Targeted Core Deposit(2) Growth $ in millions, unless otherwise indicated Deposit Growth 2Q18 Deposit Breakdown and Comparison Core Deposit(2) growth remains a top strategic focus, increasing $451 million or 5% from linked quarter and $1.5 billion or 21% from prior year. Commercial deposit relationships & treasury management were the strongest areas of growth, which also allowed for continued reduction in brokered deposits to 7% of total deposits or -21% in 2Q18. Core deposits are: 52% commercial, 11% wealth, and 37% retail as of June 30, 2018. (1) Favorable (Unfavorable) comparison versus prior period. YoY represents 6/30/18 vs. 6/30/17. QoQ represents 6/30/18 vs. 3/31/18. (2) Core deposits are defined as total deposits excluding brokered deposits (3) Figures may not total due to rounding Deposit Composition (6/30/18)

Net Interest Margin $ in millions, unless otherwise indicated Highlights Net interest margin (tax equivalent) improved 2bp to 3.66% during 2Q18 driven by our loan portfolio, with over 71% floating rate, benefiting from short-term rate increases during the period. NIM excluding recovery accretion increased 2bp from 1Q18 and up 13bp from 2Q17. Originated loan yields in 2Q18 were 5.04%, +23bp from 1Q18 and +68bp from 2Q17. Total cost of deposits was 98bp for 2Q18 vs. 75bp in 1Q18. Approximately a third of the deposit cost increase in 2Q18 related to the semi-annual reset of $1.2 billion in our Up CDs that reset on 4/1/18, with the index rate rising 50bp from 1Q18. Over $600 million of the Up CDs mature by year end 2018. Inherent asset sensitivity partially offset by over $1.0 billion in hedges, of which $382 million mature on 12/17/18 and $300 million on 12/31/19. Securities decreased $202 million to $1 billion at June 30, 2018, or -16% from 1Q18, primarily from the sale of tax exempt municipals. NIM, Yields & Costs (1) Figures may not total due to rounding Net Interest Margin (TE) Rollforward(1)

Interest Rate Sensitivity – Positively Positioned

$ in millions, unless otherwise indicated

Cumulative Betas (Cycle-to-date)



85%
79%
74%
86%
83%
25%
21%
27%
26%
35%
2Q17
3Q17
4Q17
1Q18
2Q18
Total Deposits
Total Originated Loans

Quarterly Betas

	2Q17	3Q17	4Q17	1Q18	2Q18
1-Month LIBOR (average)	**1.09%**	**1.23%**	**1.39%**	**1.65%**	**1.96%**
Deposit Costs					
Interest Bearing (ex. Brokered)	0.77%	0.84%	0.93%	0.98%	1.27%
Total Deposits	0.59%	0.64%	0.69%	0.75%	0.98%
Quarterly Deposit Beta					
Interest Bearing (ex. Brokered)	**55%**	**49%**	**52%**	**21%**	**90%**
Total Deposits	**42%**	**31%**	**35%**	**21%**	**73%**
Loan Yields					
Originated Loans	4.32%	4.38%	4.45%	4.80%	5.02%
Total Loans	4.74%	4.55%	4.72%	4.94%	5.16%
Quarterly Loan Beta					
Originated Loans	**88%**	**45%**	**40%**	**139%**	**70%**
Total Loans	**168%**	**NM**	**110%**	**84%**	**69%**

Highlights

- Projected 5.5% increase in net interest income in +100bp scenario and up 10.8% in +200bp[3].
- The originated loan beta was 70% in 2Q18 and 83% cycle-to-date[2] demonstrating the interest-sensitivity of the loan portfolio. 71% of the loan portfolio is floating rate of which 86% driven by 30/60/90 day LIBOR.
- Commercial deposit betas were 36% in 2Q18 and 15% cycle-to-date[2], while consumer deposit betas were 84% in 2Q18 and 39% cycle-to-date[2].
- Total deposit betas were 73% in 2Q18 vs. 21% in prior quarter and 42% year ago. The cycle-to-date[2] total deposit beta is 35% and we are currently forecasting 55% total deposit beta over the long-term in our internal Asset/Liability model. The 2Q18 increase in the deposit beta was impacted by the semiannual reset of $1.2 billion in our Up CDs increasing 50bp.

Note: Betas are calculated by dividing the change in loan yields or deposit costs by change in the average 1-month LIBOR, which reflects the bank's balance sheet positioning and is consistent with internal Asset/Liability modeling.

(1) Figures may not total due to rounding
(2) Cycle-to-date reflects changes since 4Q15 and incorporates the seven (7) increases in the Fed Funds rate since December 16, 2015
(3) Based on June 30, 2018 interest rate sensitivity modeling of instantaneous rate shock over 1-12 months

12
Cadence Bank, N.A. Member FDIC

Highlights Attractive Noninterest Income Platform Total Noninterest Income Composition(1)(2) Total Noninterest Income Growth $ in millions, unless otherwise indicated 2Q18 Total Noninterest Income: $ 25mm Total noninterest income of $24.7 million, -1% from 1Q18 and +7% vs. 2Q17. Second quarter 2018 includes a pre-tax gain from sale of Cadence Insurance of $4.9 million, offset by $1.8 million securities loss as a result of a strategic reduction in the municipal securities portfolio. Broad based growth in investment advisory revenues, credit fees, card fees and mortgage banking. Trust revenue has been pressured by modest decline in assets under management. Assets Under Management (1) Figures may not total due to rounding (2) Includes Cadence Insurance which was sold to Baldwin Krystyn Sherman Partners in June 2018. Total Noninterest Income / Total Revenue 21.8% 25.0% 22.6% 21.5% 20.6%

Pre-tax, Pre-Provision Net Earnings(1) Net Earnings Growth & Ongoing Expense Management Adjusted Noninterest Expense(1) Highlights $ in millions, unless otherwise indicated Pre-tax, Pre-Provision Net Earnings was up 17% from 2Q17 and 6% from 1Q18 due to strong revenue and managed expenses. Compared to 1Q18, second quarter operating revenues were up $4.0 million and expenses increased $0.5 million. 2Q18 adjusted noninterest expense(1) excludes approximately $3.1 million in non-routine costs from our May 2018 secondary offering, merger related expenses and other non-routine items. Adjusted Efficiency Ratio(1) (1) Considered a non-GAAP financial measure. See “Non-GAAP Measures and Ratio Reconciliation” in the appendix

Appendix

Summary Balance Sheet – Period End $ in millions Note: Figures may not total due to rounding.

Summary Income Statement - Quarterly $ in millions (1) Considered a non-GAAP financial measure. See “Non-GAAP Measures and Ratio Reconciliation” in the appendix Note: Figures may not total due to rounding.

Energy Loans Detail $ in millions Note: Figures may not total due to rounding. (1) Excluded from our Nonperforming Loans as of September 30, 2017 is a $9.9 million nonperforming energy credit that was reclassified as held-for-sale (HFS) and sold during the fourth quarter of 2017. Because this credit was reclassified to HFS and sold it has not been included in our investment loan portfolio ratios in order for these ratios to be comparable to prior and subsequent periods.

Allowance for Credit Losses Rollforward $ in thousands Note: Figures may not total due to rounding.

Capital Ratios

Non-GAAP Measures and Ratio Reconciliation $ in millions (1) Other non-routine expenses for 2Q18 were $1.1 million and included expenses related to the sale of the assets of our insurance company. This compares to $2.3 million and $2.0 million for 1Q18 and 4Q17, respectively, each representing legal costs associated with litigation related to a pre-acquisition matter of a legacy acquired bank that has been resolved. Note: Figures may not total due to rounding.

Non-GAAP Measures and Ratio Reconciliation, continued Note: Figures may not total due to rounding. $ in millions, unless otherwise indicated

Non-GAAP Measures and Ratio Reconciliation, continued $ in thousands, unless otherwise indicated

Non-GAAP Measures and Ratio Reconciliation, continued Note: Figures may not total due to rounding. $ in millions, unless otherwise indicated

Non-GAAP Measures and Ratio Reconciliation, continued Note: Figures may not total due to rounding. $ in millions, unless otherwise indicated